Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: TRIL TSX: TRIL

TRILLIUM THERAPEUTICS TO HOST VIRTUAL R&D DAY FOR INVESTORS ON APRIL 28, 2021

CAMBRIDGE, MA, APRIL 22, 2021 – Trillium Therapeutics Inc. (NASDAQ/TSX: TRIL), a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer, today announced that it will host its virtual R&D Day for analysts and investors at 10:00 a.m. – 1:00 p.m. ET on Wednesday, April 28, 2021.

The R&D Day agenda will include:

•	a clinical update for TTI-622 and TTI-621,
•	new strategic priorities in terms of target indications and drug combinations across hematologic malignancies and solid tumors, and
•	updated milestones and guidance for 2021.

More information on Trillium’s R&D Day will be available at: ir.trilliumtherapeutics.com/events-and-presentations/RD-Day

You can join the webcast at: https://event.on24.com/wcc/r/3129711/BFCFD551CEEF86B1D97BBE20BF99A46C

About Trillium Therapeutics

Trillium is an immuno-oncology company developing innovative therapies for the treatment of cancer. The company’s two clinical programs, TTI-621 and TTI-622, target CD47, a “don’t eat me” signal that cancer cells frequently use to evade the immune system.

For more information visit: www.trilliumtherapeutics.com

Caution Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable United States federal securities laws and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. Forward-looking statements in this press release include express or implied statements regarding our expectation of hosting an R&D Day on April 28. With respect to the forward-looking statements contained in this press release, Trillium has made numerous assumptions regarding, among other things: the impact of the COVID-19 pandemic on its operations, the effectiveness and timeliness of preclinical and clinical trials; and the completeness, accuracy and usefulness of the data. While Trillium considers these assumptions to be reasonable, these assumptions are inherently subject to significant scientific, business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors that could cause Trillium's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release. A discussion of risks and uncertainties facing Trillium appears in Trillium's Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission, each as updated by Trillium's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Company Contact:

Rosemary Harrison

SVP, Corporate Development and Strategy

Trillium Therapeutics Inc.

857-412-7029 x225

investors@trilliumtherapeutics.com

www.trilliumtherapeutics.com

Media Relations:

Mike Beyer
Sam Brown Inc.

312-961-2502

mikebeyer@sambrown.com